UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 12, 2010

BANK OF FLORIDA CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-50091	59-3535315
(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1185 Immokalee Road, Naples, Florida	34110
(address of principal executive offices)	(Zip Code)

Registrant’s telephone number:    (239) 254-2100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.       Results of Operation and Financial Condition.

On March 12, 2010, Bank of Florida Corporation (the “Company”) issued a press release revising its previously released financial results for the quarter and year ending December 31, 2009. Specifically, the Company recorded a valuation allowance on its deferred tax assets of $38.8 million. This resulted in the Company having a net loss for the fourth quarter of $58.5 million, or $4.58 per diluted share, as opposed to the previously reported $19.8 million, or $1.55 per diluted share. The net loss for the year ended December 31, 2009 was to $147.5 million, or $11.54 per diluted share, as opposed to the previously reported $108.7 million, or $8.51 per diluted share.

A copy of the press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01.       Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are being furnished with this Report:

99.1    Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of Florida Corporation
(Registrant)
Date:	March 12, 2010

/s/ Tracy L. Keegan
Tracy L. Keegan
Chief Financial Officer & Executive Vice President